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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2012, with respect to the consolidated financial statements of PlainsCapital Corporation included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Hilltop Holdings Inc. related to the registration of 27,860,116 shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas
August 2, 2012

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm